UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2013

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2013, ViaSat, Inc. (the “Company”) issued a press release announcing that Bruce Dirks has agreed to join the company as Chief Financial Officer. Shawn Duffy, who has served as interim Chief Financial Officer since August 2012, will continue in her position as Vice President, Chief Accounting Officer and Corporate Controller of the company.

Mr. Dirks, age 53, has served as a portfolio manager at Fidelity Management & Research Company since 2000. Prior to joining Fidelity, Mr. Dirks was vice president – Investments at TRW Investment Management Company from 1993 to 2000. Mr. Dirks began his career at Raytheon Company as a financial analyst and also worked on the corporate finance team at General Dynamics Corporation. Mr. Dirks earned a B.A. in Economics from Amherst College and an M.B.A. from the University of Chicago.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 4, 2013 issued by ViaSat, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel